                        BORROWER SHARED PLEDGE AGREEMENT


                           dated as of August 31, 1995


                                     between


                                  CONSECO, INC.

                                       and


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                             as Administrative Agent

                        BORROWER SHARED PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT (this "Agreement"), dated as of August 31, 1995, is made between Conseco, Inc., an Indiana corporation (herein, called the "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (each as hereinafter defined) and the holders of the Senior Notes (as hereinafter defined) (the "Administrative Agent"). This is the Borrower Shared Pledge Agreement referred to in that certain Credit Agreement (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), dated as of August 31, 1995, among the Pledgor, the financial institutions who are or from time to time become party thereto (the "Banks"), The Chase Manhattan Bank, N.A. and First Union National Bank of North Carolina, as Documentation Agents for the Banks, The Bank of New York, The Bank of Tokyo Trust Company, Credit Lyonnais Cayman Island Branch, Deutsche Bank AG, New York Branch, Dresdner Bank, ING Capital Corporation, The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, NationsBank of Georgia, N.A., Shawmut Bank Connecticut, N.A. and Societe Generale, as Managing Agents for the Banks, and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks.


                                   BACKGROUND:


                  1. Pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Loans (as hereinafter defined) to the Pledgor which shall be used by the Pledgor as provided in the Credit Agreement.

                  2. As security for the Loans and as a condition precedent to the making thereof, the Banks have required that the Pledgor execute and deliver this Agreement.

                  3. Pursuant to the Section 10.7 of (a) the Indenture dated as of February 18, 1993 between the Pledgor and Shawmut Bank Connecticut, National Association, as trustee (as the same may be amended or modified, the "Conseco Indenture"), and (b) the Indenture dated as of December 15, 1994 between CCP Insurance, Inc. ("CCPI") and LTCB Trust Company, as trustee (as the same may be amended of modified, the "CCPI Indenture", and together with the Conseco
Indenture, collectively called, the "Indentures"), subject to certain exceptions, neither the Pledgor nor any Significant Subsidiary (as defined in the Indentures) may incur, issue, assume or guarantee any indebtedness secured by a lien on any property or assets of the Pledgor or any Significant
Subsidiary, or any shares of capital stock of any Significant Subsidiary, without providing that the Senior Notes (the "Senior Notes") issued pursuant to the Indentures shall be secured equally and ratably with (or prior to) such indebtedness.

                  NOW, THEREFORE, in consideration of any Loan or other financial accommodation heretofore or hereafter at any time made or granted by the Banks to the Pledgor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees with the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, that:

                  SECTION 1 Definitions. Capitalized terms used herein, unless otherwise specified, shall have the meanings assigned thereto in the Credit Agreement; provided that such definitions shall survive any termination of the Credit Agreement. In addition, when used herein the following terms shall have the following meanings:

                  "BLHC" shall mean Bankers Life Holding Corporation, a Delaware corporation.

                  "CCPI" - see Preamble.

                  "CCPI Indenture" - see Preamble.

                  "Collateral" - see Section 2.

                  "Conseco Indenture" - see Preamble.

                  "Indemnified Liabilities" - see Section 7(b)(vi).

                  "Indentures" - see Preamble.

                  "Issuer" shall mean each Wholly-Owned Subsidiary, BLHC and any other Person which is the issuer of any capital stock or Securities or other Collateral pledged hereunder.

                  "JNL-TX" shall mean Jefferson National Life Insurance Company of Texas, a Texas corporation.

                  "Permitted Actions" - see Section 5(b).

                  "Pledged Shares" - see Section 2.

                  "Pledged Surplus Debentures" - see Section 2.

                  "Secured Obligations" shall mean (a) the CCPI Senior Note Obligations (as defined in the Credit Agreement), (b) the Conseco Senior Note Obligations (as defined in the Credit Agreement), and (c) the Liabilities.

                  "Secured Obligee" shall mean, collectively, (a) with respect to the CCPI Senior Note Obligations, the holders of the Senior Notes under the CCPI Indenture (or their representative), (b) with respect to the Conseco Senior Note Obligations, the holders of the Senior Notes under the Conseco Indenture (or their representative), and (c) with respect to the Liabilities, the Banks or Administrative Agent.

                  "Securities" shall mean securities (whether debt or equity) issued by each Issuer (to the extent permitted by the Applicable Insurance Code and other than obligations of each Issuer pursuant to the Servicing Agreements and insurance policies or other insurance products which may constitute securities) including, without limitation, the common and preferred stock, partnership units and participations, notes, bonds, debentures, trust receipts and other obligations or instruments, including debt instruments and tax-exempt securities of each Issuer (including, without limitation, warrants, rights tied to earnings, put and call options and other options relating thereto or any combination thereof), or any instruments convertible into any of the foregoing.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

                  "Wholly-Owned Subsidiaries" shall mean, collectively, each Person listed on Schedule 1 hereto and any other Person in which (other than directors' qualifying shares required by law) 100% of the capital stock or other ownership interests is owned, beneficially and of record, by such Person, or by one or more of other Wholly-Owned Subsidiaries, or both; provided that such Person, if not a direct wholly-owned subsidiary of the Pledgor, is a Significant Subsidiary of the Pledgor.

                  SECTION 2 Pledge. To secure the prompt and complete payment and performance of the Secured Obligations, the Pledgor hereby grants, pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, a Lien on the following (herein collectively called the "Collateral"):

                  (a) the shares of capital stock of each Issuer and all other Securities, if any, described in Schedule 2 hereto, whether in certificated form or otherwise, including the certificates representing or evidencing such shares of capital stock or other Securities (herein called the "Pledged Shares"), together with all cash, securities, interests, dividends, rights, notes, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                  (b) all additional  shares of capital stock of each Issuer and other Securities from time to time acquired by the Pledgor in any manner including, without limitation, any uncertificated Securities (which additional shares of capital stock and Securities shall constitute a part of, and be, "Pledged Shares"), and, in the case of certificated Securities, the certificates representing or evidencing such additional shares, together with all cash, securities, interest, dividends, rights, notes, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

                  (c) the Surplus Debenture in respect of indebtedness to the Pledgor issued by JNL-TX and listed in Schedule 3 hereto (herein called the "Pledged Surplus Debentures") together with all cash, securities, interests, rights, debentures, notes, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Surplus Debentures;

                 (d) all additional surplus debentures acquired from time to time by the Pledgor, directly or indirectly, in any manner and issued by any Insurance Subsidiary (which additional surplus debentures shall constitute a part of, and each being a, "Pledged Surplus Debenture"), together with all cash, securities, interests, rights, debentures, notes, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such additional surplus debentures;

                  (e) all other property hereafter delivered to the Administrative Agent in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such other property, together with all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (f) all proceeds, rents, issues, profits and returns of and from all of the foregoing;

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Banks and the holders of the Senior Notes, forever; subject, however, to the terms, covenants and conditions hereafter set forth.

                  Notwithstanding any provision herein to the contrary, neither the Pledged Shares nor any of the other Collateral pledged hereunder shall include any stock or other Securities, to the extent the acquisition of such stock or other Securities is financed under the Credit Agreement or the Existing Conseco Credit Agreements permitted by Section 10.7 of the Indentures or such stock or other Securities are otherwise excepted or exempted from the provisions of Section 10.7 of the Indentures, all of which such stock or other Securities are expressly excluded from the Lien of the Administrative Agent created hereunder.

                  The Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in the case of the Pledged Shares in due form for transfer (i.e., endorsed in blank accompanied by undated stock or bond powers executed in blank or registered on the books of the applicable Issuer) and, subject to the provisions of Section 6 hereof, any Collateral which may at any time or from time to time be in or come into possession or control of the Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes.

                  SECTION 3 Representations, Warranties and Covenants.

                  (a) The Pledgor represents and warrants to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, that:
(i) the authorized and outstanding capital stock of, and the information as to, each Issuer set forth in Schedule 4 is true and accurate in all respects, (ii) except for Liens, claims and rights of third parties arising solely through acts of the Administrative Agent, the Administrative Agent has and will continue to have at all times as security for the Secured Obligations, for the benefit of the Banks and the holders of the Senior Notes, a valid, first priority perfected Lien on the Collateral and the proceeds thereof free of all Liens (except for the Lien granted hereunder), claims and rights of third parties whatsoever;
(iii) all of the Pledged Shares and other Securities representing shares of stock pledged under this Agreement are evidenced by certificates, and the Pledgor has delivered to the Administrative Agent for the benefit of the Banks and the holders of the Senior Notes for pledge under this Agreement on the date hereof all of the certificates representing all such Pledged Shares and other Securities; (iv) the Pledged Shares represent and will continue to represent all of the issued and outstanding capital stock and other Securities of each of the Wholly-Owned Subsidiaries and all of the issued and outstanding capital stock of BLHC owned by the Pledgor (other than the capital stock of BLHC pledged under the Borrower Non-Shared Pledge Agreement); (v) the Pledged Shares of BLHC represent and will continue to represent all of the shares of BLHC owned by the Pledgor, the acquisition of which has been financed neither under the Credit Agreement nor the Existing Conseco Credit Agreements; and (vi) the Pledgor will, at all times, keep pledged to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, pursuant hereto all of the capital stock, surplus debentures and other Securities of (A) each of the Wholly-Owned Subsidiaries, and (B) BLHC (which capital stock, surplus debentures and other Securities (other than the capital stock of BLHC pledged under the Borrower Non-Shared Pledge Agreement) are owned by the Pledgor). The Pledgor agrees to endorse and deliver to the Administrative Agent for pledge hereunder, promptly upon its obtaining any thereof, any additional Collateral and to hold such Collateral, pending such delivery, in trust for the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, separate and distinct from any other property of the Pledgor. As of the date of any such delivery of additional Securities, surplus debentures, certificates or instruments to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, the Pledgor represents and warrants that (1) it will own such Securities, surplus debentures, certificates and instruments free and clear of any rights of any other Person (other than the rights created in the Administrative Agent hereunder), (2) it will have good and marketable title to said Securities, surplus debentures, certificates and instruments and have the right to pledge such Securities, surplus debentures, certificates and instruments to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, pursuant to this Agreement, (3) it will have pledged to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, as at such date, all of the capital stock, surplus debentures and other Securities of (A) each of the Wholly-Owned Subsidiaries and
(B) BLHC (which capital stock, surplus debentures and other Securities are owned by the Pledgor, other than shares of BLHC which pursuant to Sections 10.7(iv) and/or 10.7(vii) of the Indentures have been pledged to secure the financing of the acquisition of such shares), and (4) the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, has a valid, first priority perfected Lien on said Securities, certificates or instruments and the proceeds thereof free of all Liens, claims and rights of third parties whatsoever. All documentary, stamp and other taxes and fees owing in connection with the issuance, transfer and/or pledge of the Pledged Shares, the Pledged Surplus Debentures and other Securities, certificates or instruments pledged hereunder have been paid and will hereafter be paid by the Pledgor as such become due and payable.

                  (b) The Pledgor further represents and warrants to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, that it is the lawful owner of the Collateral, free of all Liens, other than the Lien granted hereunder, with full right to deliver, pledge, assign and transfer such Collateral to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, as Collateral hereunder. The pledge of the Collateral effected by this Agreement is effective to vest in the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, the rights of the Administrative Agent in the Collateral set forth herein.

                  (c) The Pledgor further represents and warrants to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, that the Pledged Surplus Debentures constitute and will continue to constitute all of the surplus debentures issued by JNL-TX and/or any other Insurance Subsidiary (other than those existing on the date hereof and listed on Schedule 5).

                  (d) The Pledgor additionally represents and warrants to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, that (i) each of the Pledgor and its Subsidiaries is a corporation or partnership duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, (ii) the execution and delivery of this Agreement and the performance by the Pledgor of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval if required), (iii) each of the Pledgor and its Subsidiaries has received all material governmental consents and approvals (if any shall be required) necessary for such execution, delivery and performance (except governmental consents required by any Applicable Insurance Code to foreclose on the Pledged Shares or Pledged Surplus Debentures), and such execution, delivery and performance do not and will not contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on it or result in the creation or imposition of or the obligation to create or impose any Lien (except for the Lien permitted hereunder) and (iv) this Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity (including, without limitation, good faith, materiality and reasonableness) or at law).

                  (e) The Pledgor additionally covenants and agrees with the Administrative Agent that, until the expiration or termination of the Commitments and thereafter so long as any of the Liabilities remain outstanding, the Pledgor will, unless the Administrative Agent and the Required Banks, for the benefit of the Banks and the holders of the Senior Notes, shall otherwise consent in writing:

                  (i) at the Pledgor's sole expense, promptly deliver to the Administrative Agent, from time to time upon request of the Administrative Agent or the Required Banks, such stock powers and other documents (including UCC financing statements), satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent or the Required Banks may reasonably request, to perfect, preserve and protect the Lien created hereby, and to enable the Administrative Agent to enforce its rights and remedies hereunder;

                  (ii) not  permit  any of the  Collateral  to be  evidenced  by uncertificated Securities; provided, however, that should for whatsoever reason any of the Collateral become evidenced by uncertificated Securities, the Pledgor shall automatically, without request by the Administrative Agent, forthwith (A) notify the Administrative Agent thereof, (B) cause the books and records of the Issuer of such Securities to contain a notation of the Lien of the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, thereon, and (C) take such other action as the Administrative Agent shall reasonably request so that the Administrative Agent shall have at all times as security for the Secured Obligations, for the benefit of the Banks and the holders of the Senior Notes, a valid, first priority perfected Lien on the Collateral and the proceeds thereof free of all Liens (except for the Lien granted hereunder), claims and rights of third parties whatsoever; and

                  (iii) except as otherwise may be permitted by the Credit Agreement and the Indentures, (A) not sell, assign, exchange, pledge or otherwise dispose of or transfer any of its rights to any of the Collateral, (B) not create or suffer to exist any Lien on or with respect to any of the Collateral except for the Lien created hereby,
         (C) not make or consent to any amendment or other modification or waiver with respect to any of the Collateral, or enter into any agreement or permit to exist any restriction with respect to any of the Collateral other than pursuant hereto, and (D) not take or fail to take any action which would in any manner impair the enforceability of the Administrative Agent's Lien, for the benefit of the Banks and the holders of the Senior Notes, on any of the Collateral.

                  (f) Notwithstanding anything contained in this Section 3 to the contrary, the Borrower agrees and acknowledges that it shall fully comply with its duties and obligations under the terms of the Indentures, and nothing contained in the foregoing shall be deemed to be a waiver or amendment of any provision contained therein.

                  SECTION 4 Care of Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral. In addition, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the
Administrative Agent to preserve or protect any rights with respect to the Collateral against prior or other parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

                  SECTION 5 Certain Rights Regarding Collateral and Secured Obligations.

                  (a) Subject to Sections 5(c) and 6 hereof the Administrative Agent may, and upon the request of the Required Banks shall, from time to time, after the occurrence and during the continuance of a Default pursuant to Section
12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, without notice to the Pledgor, (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee or sub-agent, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify any Person obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise.

                  (b) If at any time any Secured Obligee takes any or all of the Permitted Actions (as hereinafter defined) whether such actions are taken before or after any of the Secured Obligations shall be due and payable and without notice to the Pledgor, such actions shall not affect the enforceability of this Agreement. A Secured Obligee shall have taken a "Permitted Action" if it shall (to the extent permitted by the Credit Agreement and the other Loan Documents):
(i) retain or obtain a Lien upon any property to secure payment and performance of any of the Secured Obligations of such Secured Obligee or any obligation hereunder, (ii) retain, obtain or release the primary or secondary obligation of any Person, in addition to the Pledgor, with respect to one or more of the Secured Obligations of such Secured Obligee, (iii) create, extend or renew for any periods (whether or not longer than the original period) or alter or exchange any of the Secured Obligations of such Secured Obligee, or release or compromise any obligation of any nature of any Person with respect to any of the Secured Obligations of such Secured Obligee, (iv) release or fail to perfect its Lien upon, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations of such Secured Obligee or any obligation hereunder, or create, extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property or (v) resort to the Collateral for payment of any of the Secured Obligations whether or not the Administrative Agent (A) shall have resorted to any other property securing any of the Secured Obligations or any obligation hereunder or (B) shall have proceeded against any Person primarily or secondarily obligated with respect to any of the Secured Obligations (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by the Pledgor).

                  (c) The Administrative Agent shall have no right to vote the Pledged Shares or other Collateral or give consents, waivers or ratifications in respect thereof prior to the occurrence and during the continuance of a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default. After the occurrence and during the continuance of a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, the Pledgor shall have the right to vote any and all of the Pledged Shares and other Collateral and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Administrative
Agent that such right has been terminated. The Pledgor agrees to deliver (properly endorsed when required) to the Administrative Agent, after a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default shall have occurred and shall be continuing, promptly upon request of the Administrative Agent, such proxies and other documents as may be necessary for the Administrative Agent to exercise the voting power with respect to the Pledged Shares and other Collateral then or previously owned by the Pledgor.

                  SECTION 6 Dividends, etc.

                  (a) So long as no Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default shall have occurred and shall be continuing:

                  (i) Subject to the provisions of the Credit Agreement and notwithstanding the provisions of Section 2(a) of this Agreement, the Pledgor shall be entitled to receive any and all cash dividends and payments on the Collateral which it is otherwise entitled to receive, but any and all Securities and/or liquidating dividends, payments, distributions in property, returns of capital made on or in respect of the Collateral, whether resulting from a subdivision, combination, reclassification or conversion of the outstanding capital stock or other Securities of any or all of the Issuers or received in exchange for the Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any or all of the Issuers may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Administrative Agent or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Administrative Agent's instructions) to be held subject to the terms of this Agreement, and, until delivery to the
         Administrative  Agent,  such  Collateral  shall be held by the  Pledgor separate and apart from its other property in trust for the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes.

                  (ii) If the Collateral or any part thereof shall have been registered in the name of the Administrative Agent or its sub-agent, the Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to Section 6(a)(i) above.

                  (b) Upon the occurrence and during the continuance of a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, all rights of the Pledgor pursuant to Section 6(a)(i) hereof shall cease and the Administrative Agent shall have the sole and exclusive right and authority to receive and retain the dividends and other payments in respect of the Collateral which the Pledgor would otherwise be authorized to retain. All such dividends and payments, and all other distributions made on or in respect of the Collateral which may at any time and from time to time be held by the Pledgor, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes. Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.

                  SECTION 7  Default.

                  (a) Upon the occurrence and during the continuance of a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Credit Agreement, the Uniform Commercial Code or the other Loan Documents or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed to the Pledgor at least ten (10) days before such disposition as provided in Section 15.3 of the Credit Agreement. Any proceeds of any disposition of Collateral shall be applied as provided in Section 8 hereof. No rights and remedies of the Administrative Agent expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon the Administrative Agent under any other agreement or instrument relating to any of the Secured Obligations or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  (b)(i) The Pledgor agrees that in any sale of any of the Collateral, the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent or any Secured Obligee be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  (ii) Without limiting the rights of the Administrative Agent under any other provision of this Agreement, and in addition thereto, the Pledgor agrees that, to the maximum extent permitted by law, after a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default shall have occurred and shall be continuing, upon written request from the Administrative Agent, the Pledgor shall or shall cause any or all of the Issuers, as the case may be, to prepare, file and cause to become effective promptly, registration statements complying with the Securities Act of 1933, as amended, for the public sale of such of the Collateral as the Administrative Agent may elect, and to take comparable action to permit such sales under the securities laws of such jurisdictions as the Administrative Agent may designate. The Pledgor further agrees to cause any or all of the Issuers, as the case may be, to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants and indemnities and contribution provisions if requested by the Administrative Agent. If such registration statements are filed, the Pledgor agrees to cause any or all of the Issuers, (A) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (B) at the request of the Administrative Agent at any time after the effective date of any such registration statement, to use reasonable efforts to file post-effective amendments to such registration statement so that the Administrative Agent's sales of Pledged Shares or other Collateral will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

                  (iii) The Pledgor further agrees,  after a Default pursuant to
Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default shall have occurred and shall be continuing, and upon written request from the Administrative Agent, to (A) deliver, and cause any or all of the Issuers to deliver, to the Administrative Agent such information as the Administrative Agent shall reasonably request for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Shares or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Pledged Shares or other Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

                  Without limiting the foregoing paragraph, if the Administrative Agent decides to exercise its right to sell all or any of the Pledged Shares or other Collateral, upon written request, the Pledgor shall furnish or cause to be furnished to the Administrative Agent all such information as the Administrative Agent may request in order to qualify such Pledged Shares or other Collateral as exempt securities, or the sale or resale of such Pledged Shares or other Collateral as exempt transactions, under federal and state securities laws. The Pledgor agrees to allow, and to cause any or all of the Issuers to allow, upon request by the Administrative Agent, the Administrative Agent and any underwriter access at reasonable times and places to the books, records and premises of any or all of the Issuers; the Pledgor further agrees to assist, and cause the Issuers to assist, the Administrative Agent, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and the Pledgor further agrees to cause any independent public accountant for any or all of the Issuers to furnish a letter to the Administrative Agent and the underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

                  (iv) The Pledgor, upon the occurrence and during the continuance of a Default under Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, further agrees that the Administrative Agent shall have the right, for and in the name, place and stead of the Pledgor to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral, and may, without demand, presentment or notice of any kind appropriate and apply toward the payment of the Secured Obligations in order of application set forth in
Section 8 any balances, credits, deposits, accounts or monies of the Pledgor held by the Administrative Agent.

                  (v) Without limiting the foregoing paragraph, upon the occurrence and during the continuance of a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, the Administrative Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (A) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto at any public or private sale or brokers' board, and (B) bid for and purchase any or all of the Collateral at any such public sale free from rights of redemption, stay or appraisal of the Pledgor.

                  (vi) The Pledgor further agrees to indemnify and hold harmless the Administrative Agent, the holders of the Senior Notes and the Banks and each of their respective officers, directors, employees, agents, successors and assigns, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable attorneys' fees actually incurred (in this paragraph collectively called the "Indemnified Liabilities"), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense was caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus or the prospectus, or was caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Administrative Agent furnished to the Pledgor in writing by the Administrative Agent expressly for use therein, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent or any successors thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, the Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Securities Act of 1933, as amended). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, the Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Pledgor under this Section 7(b)(vi) shall survive any termination of this Agreement.

                  (vii) The Pledgor and the Administrative Agent acknowledge that the commissioners or departments of insurance of various states under all applicable insurance laws, rules and regulations may have to consent to or approve any such sale, transfer or other disposition of the Collateral and the terms and conditions thereof. The Pledgor hereby waives and agrees not to assert against the Administrative Agent or any Secured Obligee any claim that any such sale, transfer or other disposition hereunder, or the terms or conditions thereof, were not commercially reasonable because of any provision of any such insurance law, rule or regulation or any matter related thereto.

                  SECTION 8 Application of Proceeds. All of the proceeds from the sale or disposition of any item of the Collateral pursuant to the terms of
Section 7 hereof and/or, after a Default pursuant to Section 12.1.3 of the Credit Agreement as to the Pledgor or an Event of Default, the cash held as Collateral hereunder, shall be applied by the Administrative Agent pursuant to
Section 6.2(b) of the Credit Agreement.

                  SECTION 9 Authority of the Administrative Agent. The Administrative Agent shall have, and be entitled to exercise, all such powers hereunder (to the extent permitted by the Credit Agreement) as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are incidental thereto, for the benefit of the Banks and the holders of the Senior Notes. As to matters not expressly provided for by this Pledge Agreement (including, without limitation, enforcement or collection of this Pledge Agreement) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks (without instructions from the holders of the Senior Notes or any representative thereof) and such instructions shall be binding upon all Banks and all holders of the Senior Notes and their representatives. The Administrative Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the reasonable advice of such counsel concerning all matters pertaining to its duties hereunder. Neither the Administrative Agent, the holders of the Senior Notes, the Banks nor any director, officer or employee thereof shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent shall not be responsible to any Bank or any holder of a Senior Note for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Pledge Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; provided that notwithstanding the foregoing, the Administrative Agent shall comply with Section 4. The Pledgor agrees to reimburse the Administrative Agent, on demand, for all reasonable costs and expenses actually incurred by the Administrative Agent in connection with the administration and enforcement of this Agreement and for all costs and expenses of the enforcement of this Agreement (including, without limitation, reasonable costs and expenses actually incurred by any agent employed by the Administrative Agent) and agrees to indemnify (which indemnification shall survive any termination of this Agreement) and hold harmless the Administrative Agent, the holders of the Senior Notes and the Banks (and any such agent) from and against any and all liability incurred by the Administrative Agent, any holder of a Senior Note or any Bank or any such agent thereof hereunder or in connection herewith, unless such liability shall be due to gross negligence or willful misconduct on the part of the Administrative Agent, any holder of a Senior Note or any Bank or such agent, as the case may be.

                  SECTION 10 Termination. The Pledgor agrees that its pledge hereunder shall (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been paid in full) terminate only (a) when all Liabilities (except Liabilities which by the terms of the Credit Agreement survive the payment in full of the Loans and the termination of this Agreement) (including, without limitation, any extensions or renewals of any thereof) and all expenses (including, without limitation, reasonable attorneys' fees and legal expenses) paid or actually incurred by the Administrative Agent in endeavoring to enforce this Agreement, the Credit Agreement and the other Loan Documents to which the Administrative Agent is a party or of which it is a beneficiary shall have been finally paid in full and all other obligations of the Pledgor hereunder and thereunder have been fully performed, and all Commitments under the Credit Agreement have been terminated, or (b) pursuant to the express provisions of Section 6.4 of the Credit Agreement. The release of the Collateral pledged hereunder shall be subject to the provisions of Section
6.4 of the Credit Agreement; at which time the Administrative Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such Person or Persons as the Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon, or representation or warranty by, the Administrative Agent or any Bank and at the sole cost and expense of the Pledgor.

                  SECTION 11  Miscellaneous.

                  (a) All notices or other communications hereunder shall be given in the manner specified under Section 15.3 of the Credit Agreement, whether or not then in effect, and such notices shall be delivered to each Secured Obligee.

                  (b) This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except the Pledgor shall not be permitted to assign this Agreement nor any interest herein nor in the Collateral, nor any part thereof, nor otherwise pledge, encumber or grant any option with respect to the Collateral, nor any part thereof, except in accordance with the terms of the Credit Agreement.

                  (c) SUBMISSION TO JURISDICTION; WAIVER OF VENUE. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (II) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE OTHER PARTY HERETO OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 11(c). EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE PLEDGOR, ANY OF ITS SUBSIDIARIES, THE ADMINISTRATIVE AGENT, ANY BANK OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 11(c) AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (d) At the option of the Administrative Agent, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

                  (e) Subject to Section 15.1 of the Credit Agreement, the provisions of this Agreement or the Credit Agreement (to the extent applicable hereto) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Pledgor and by the Administrative Agent (at the request of the Required Banks), provided, however, that no such amendment, modification or waiver which would adversely affect the holders of the Senior Notes, shall in any event be effective unless the same shall also be consented to by the holders of the Senior Notes (but only to the extent, if any, required under the Indentures), or the Banks are similarly adversely affected. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                  (g) The Pledgor hereby expressly waives: (i) notice of the acceptance by the Administrative Agent of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Secured Obligations,
(iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except as otherwise required herein), and (iv) all diligence in collection or protection of or realization upon the Secured Obligations, or any security for or guaranty of any of the foregoing.

                  (h) Any Secured Obligee may, from time to time, without notice to the Pledgor, assign or transfer any or all of the Secured Obligations of such Secured Obligee or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Secured Obligations shall be and remain Secured Obligations for the purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of the Secured Obligations of such Secured Obligee or of any interest therein shall, to the extent of the interest of such assignee or transferee in such Secured Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Administrative Agent; provided, however, that, unless the Administrative Agent shall otherwise consent in writing, the Administrative Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement.

                  (i) The Pledgor agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent, any Bank or any holder of Senior Notes to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent, any Bank or any holder of Senior Notes for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any of the Issuers), such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent, and the pledge by the Pledgor hereunder shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent, such Bank or such holder had not been made.

                  (j) No action of the Administrative Agent permitted hereunder shall in any way affect or impair the rights of the Administrative Agent and the obligations of the Pledgor under this Agreement. The Pledgor hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

                  (k) All obligations of the Pledgor and rights of the Administrative Agent or obligation expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Secured Obligations.

                  (l)  GOVERNING LAW.  THIS AGREEMENT SHALL BE A
CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF
ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (m) This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, but all such counterparts shall constitute but one and the same agreement. The Pledgor hereby acknowledges receipt of a true, correct and complete counterpart of this Agreement.

                  (n) The Administrative Agent acts herein as agent for itself, the Banks, the holders of the Senior Notes and any and all future holders of the Secured Obligations.

                  (o) The Administrative Agent hereby acknowledges that its exercise of any rights or remedies hereunder shall be subject to any Applicable Insurance Code and agrees to first comply with any Applicable Insurance Code in exercising its rights hereunder.

                  (p) WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  CONSECO, INC.


                                    By:     /s/ LAWRENCE W. INLOW
                                            -------------------------
                                    Name:   Lawrence W. Inlow
                                    Its:    Executive Vice President



                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION,
                                   as Administrative Agent



                                    By:     /s/ DAVID M. TERRANCE
                                            --------------------------
                                    Name:   David M. Terrance
                                    Its:    Vice President

                                   SCHEDULE 1

                            WHOLLY OWNED SUBSIDIARIES



Beneficial Standard Life Insurance Company
Conseco Capital Management, Inc.
Great American Reserve Insurance Company
Conseco Partnership Management, Inc.
Lincoln American Life Insurance Company
CIHC, Incorporated
Marketing Distribution Systems Consulting Group, Inc.
Conseco Risk Management, Inc.
Conseco Mortgage Capital, Inc.
Conseco Private Capital Group, Inc.
CNC Real Estate, Inc.
Conseco Entertainment, Inc.
GARCO Equity Sales, Inc.



                                   SCHEDULE 2

                            LISTING OF STOCK PLEDGED


                                                                        COMMON
                                                STATE OF                SHARES                    OWNERSHIP/
       ENTITY                                 INCORPORATION             PLEDGED                   PERCENTAGE
Conseco Partnership                                IN                     100                    Conseco, Inc.
    Management, Inc.                                                                                 100%

Lincoln American Life                              TN                  2,000,000                 Conseco, Inc.
    Insurance Company                                                                                100%

CIHC, Incorporated                                 DE                    1,000                   Conseco, Inc.
                                                                                                     100%

Jefferson National Life                            TX                   700,000               CIHC, Incorporated
    Insurance Company of Texas                                                                       100%

Conseco Capital Management,                        DE100             Conseco, Inc.
    Inc.                                                                                             100%

Conseco Risk Management, Inc.                      IN                     100                    Conseco, Inc.
                                                                                                     100%

Conseco Mortgage Capital, Inc.                     DE                     100                    Conseco, Inc.
                                                                                                     100%

Conseco Private Capital Group,                     IN                     100                    Conseco, Inc.
    Inc.                                                                                             100%

Conseco Entertainment, Inc.                        IN                     100                    Conseco, Inc.
                                                                                                     100%

CNC Real Estate, Inc.                              DE                     100                    Conseco, Inc.
                                                                                                     100%

GARCO Equity Sales, Inc.                           TX                   10,000                   Conseco, Inc.
                                                                                                     100%

Marketing Distribution Systems                     DE                    3,000                   Conseco, Inc.
Consulting Group, Inc.                                                                               100%

Bankers Life Holding Corporation                   DE                  2,150,009                 Conseco, Inc.
                                                                                                     4.1%

Conseco L.L.C.                                     DE               Uncertificated               Conseco, Inc.

                                                                                                     10%


                                   SCHEDULE 3

                      LISTING OF SURPLUS DEBENTURES PLEDGED

Surplus Debenture, No. 003, of Jefferson National Life Insurance Company of Texas in the aggregate principal amount of $283,000,000.00.



                                   SCHEDULE 4

                                LISTING OF STOCK


                                                                                            ISSUED AND
                                                         AUTHORIZED                         OUTSTANDING
     ENTITY                                             COMMON SHARES                      COMMON SHARES
     ------                                             -------------                      -------------
Conseco Partnership                                        10,000                               100
    Management, Inc.

Lincoln American Life                                     5,000,000                          2,000,000
    Insurance Company

CIHC, Incorporated                                          1,000                              1,000

Jefferson National Life                                   1,400,000                           700,000
    Insurance Company of Texas

Conseco Capital Management,                                 1,000                               100
    Inc.

Conseco Risk Management, Inc.                              10,000                               100

Conseco Mortgage Capital, Inc.                               100                                100

Conseco Private Capital Group,                             10,000                               100
    Inc.

Conseco Entertainment, Inc.                                10,000                               100

CNC Real Estate, Inc.                                       1,000                               100

GARCO Equity Sales, Inc.                                  1,000,000                           10,000

Marketing Distribution Systems
    Consulting Group, Inc.                                 10,000                              3,000

Bankers Life Holding Corporation                         500,000,000                        51,975,316

                                   SCHEDULE 5

           LISTING OF OUTSTANDING SURPLUS DEBENTURES AND SURPLUS NOTES

                                      None